Exhibit 10.1

                          SECOND MODIFICATION AGREEMENT


This Second Modification Agreement (this "Agreement") is made as of March 31, 2003, by and between Steel Cloud, Inc., a Virginia Corporation, Dunn Computer Corporation, a Delaware corporation, International Data Products, Corp., STMS, Inc., Puerto Rico Industrial Manufacturing Operations Acquisition, Corp. and Dunn Computer Operating Company (collectively, the "Borrower") and Wachovia Bank, National Association, formerly known as First Union National Bank, holder of the Revolving Note pursuant to an assignment from First Union Commercial Corporation to First Union National Bank (the "Lender").

RECITALS

         1. The Borrower and the Lender are parties to a Revolving Line of Credit Loan Agreement and Security Agreement dated May 27, 1999, which set forth the terms and conditions for a revolving loan facility in the maximum principal amount of $15,000,000 to be used by the Borrower for working capital and to finance the performance of government contracts.

         2. The Borrower and the Lender entered into a Modification Agreement dated February 11,2000, as modified by an Amendment to Modification Agreement dated November 10, 2000, a Second Amendment to Modification Agreement dated July 26, 2001, a Third Amendment to Modification Agreement dated November 28,2001, and a Fourth Amendment to Modification Agreement dated January 18, 2002 (collectively, the "Modification Agreement"), with respect to the Revolving Line of Credit Loan Agreement and Security Agreement.

         3. The Borrower's debt under the revolving loan facility is evidenced by a Revolving Note dated May 27, 1999 in the face amount of $15,000,000, as modified by a Modification of Revolving Note dated February 11, 2000, a Second Modification of Revolving Note dated November 10, 2000, a Third Modification of Revolving Note dated November 28, 2001, and a Fourth Modification of Revolving Note dated January 18, 2002 (collectively, the "Revolving Note").

         4. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings set forth in the Revolving Line of Credit Loan Agreement and Security Agreement as modified by the Modification Agreement.

         5. As of March 25, 2003, there is due under the Revolving Loan principal of $745,000 and interest of $381.02, plus attorneys' fees and other costs which are payable under the Revolving Line of Credit Loan Agreement and Security Agreement as modified by the Modification Agreement.

         6. The Revolving Loan expires on March 31, 2003 (the "Maturity Date"), at which time all principal, interest and other sums then outstanding are immediately due and payable.


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         7. The Borrower has requested that the Lender extend the Maturity Date to March 31, 2004 and the Lender is agreeable to doing so subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. Recitals. The Recitals set forth above are true and correct in all material respects and are incorporated into this Agreement by reference.

         2. Amendments to Loan Agreement. The revolving Line of Credit Loan Agreement and Security Agreement as modified by the Modification Agreement (collectively, the "Loan Agreement") is amended as follows:

         (a) The definition of "Borrower" in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "Borrower" means Steel Cloud, Inc., a Virginia corporation, Dunn Computer Corporation, a Delaware corporation, International Data Products, Corp., STMS, Inc., Puerto Rico Industrial Manufacturing Operations Acquisition, Corp., and Dunn Computer Operating Company. The Term "Borrower" shall refer to each such Person or to all of them, as the context may require, and the representations and obligations hereunder of the persons comprised by the term "Borrower" shall be joint and several. For purposes of testing compliance with the financial covenants hereinafter and the negative covenants hereinafter, financial information concerning the Borrower shall mean financial information for Steel Cloud, Inc., a Virginia corporation, and its wholly-owned subsidiaries (and wholly-owned subsidiaries of subsidiaries) stated on a consolidated basis.

         (b) The definition of "Borrowing Base" in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

         "Borrowing Base" means at the time in question the sum of: (a) ninety percent (90%) of the Borrower's Eligible Government Accounts plus (b) eighty percent (80%) of the Borrower's Eligible Commercial Accounts, provided that all Accounts of International Data Products, Corp. and Puerto Rico Industrial Manufacturing Operations Acquisition, Corp. are Ineligible Accounts and shall not be included in the Borrowing Base. No Advances shall be made against Inventory. In the absence of manifest error, the Lender's determination of the amount of the Borrowing Base shall be conclusive.

(c) A new definition is added to Section 1.1 of the Loan Agreement, after the definition of "Contra Account" as follows:

                  "Current Assets" means all of the Borrower's current assets, determined both as to classification and as to amount in accordance with generally accepted accounting principles as applied to the Borrower on a consistent basis.


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         (d) The definition of "Ending Date" in Section 1.1 of the Loan
Agreement is deleted in its entirety and replaced with the following: "Ending Date" means March 31, 2004."

         (e) The definition of "Fixed Charge Coverage Ratio" in Section 1.1 of the Loan Agreement is deleted in its entirety.

         (f) The definition of "Ineligible Accounts" in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:


         "Ineligible Accounts" shall include the following Accounts:

         1. Accounts that do not conform with the criteria set forth for Eligible Accounts;

         2. An Account owing by any account debtor for which the Lender has deemed fifty percent (50%) or more of the account debtor's other Accounts to be non-Eligible; however, for purposes of this category of Ineligible Accounts, each Government Contract shall be treated as an individual Customer;

         3. Accounts which are owing by any account debtor whose Accounts, in face amount, with the Borrower exceed twenty-five percent (25%) of the Borrower's Eligible Accounts, but only to the extent of such excess, provided that Accounts which are owing by any account debtor that maintains an investment grade rating of at least BBB- from Standard and Poor's and Baa3 from Moody's Investor Services shall be capped at thirty-five percent (35%) and Accounts owing by Network Associates shall be capped at fifty percent (50%), and provided further that the Lender shall have the right to set a cap lower than the applicable cap for Network Associates or any other account debtor if in the Lender's opinion there has been a material, adverse change in the financial condition, results of operations, business or properties of Network Associates or any other account debtor. The Lender agrees to consider, at the Borrower's request, a cap higher than twenty-five percent (25%) on a case by case basis, provided that the Lender shall have no obligation whatsoever to agree to such higher cap and that the Lender's determination shall be conclusive;

         4. The last payment due on a Government Account, unless such Government Account arises from a Government Contract which is a "fixed price contract" (as defined in the Federal Acquisition Regulations) which does not include any provision for progress payments, incentive arrangements or price predetermination;


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         5. Government Accounts arising under Government Contracts, which contain an express prohibition against assignment of the Borrower's rights to Payment;

         6. Contra Accounts;

         7. Accounts Receivable from Affiliates of subsidiaries of the Borrower;

         8. Unbilled Accounts, including but not limited to progress payments, retainers, milestones, and final payments; or

         9. Any Account deemed in good faith by the Lender, in the exercise of its sole and absolute discretion, to be an Ineligible Account because of uncertainty as to the creditworthiness of the Customer or because the Lender otherwise considers in good faith the collateral value thereof to the Lender to be impaired or its ability to realize such value to be insecure.

         However, the Borrower may request in writing that the Lender regard as Eligible any Account that would otherwise be classified as an Ineligible Account. The Lender may grant or deny any such request in its sole discretion.

         (g) The definition of "Letter of Credit" in Section 1.1 of the Loan Agreement is deleted in its entirety.

         (h) The definition of "Letter of Credit Agreement" in Section 1.1. of the Loan Agreement is deleted in its entirety.

         (i) The definition of "Letter of Credit Sub limit" in Section 1.1 of the Loan Agreement is deleted in its entirety.

         (j) The definition of "LOC Obligations" in Section 1.1 of the Loan Agreement is deleted in its entirety.

         (k) The definition of "Margin" in Section 1.1 of the Loan Agreement is deleted in its entirety.

         (1) The definition of "Maximum Revolving Commitment Amount" in Section
1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "Maximum Revolving Commitment Amount" means Three Million Five Hundred Thousand Dollars ($3,500,000), which amount may be reduced, at the Borrower's option, as hereinafter provided.

         (m) The definition of "Performance Pricing Grid" in Section 1.1 of the Loan Agreement is deleted in its entirety.


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

         (n) The definition of "Revolving Loan" in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "Revolving Loan" means the Revolving Loan facility made available by the Lender to the Borrower in the maximum principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) evidenced by the Revolving Note.

         (o) The definition of "Revolving Note" in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "Revolving Note" means the Borrower's Amended and Restated Promissory Note dated March 31,2003, in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000), payable to the order of the Lender, and evidencing the Borrower's obligation to repay the Revolving Loan.

         (p) The definition of "Total Debt" in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "Total Liabilities" means all of the Borrower's liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis.

         (q) Section 2.1A of the Loan Agreement is deleted in its entirety and replaced with the following:

                  Amount of Credit. In no event shall the principal outstanding under the Revolving Loan exceed the lesser of (i) the Borrowing Base or (ii) the Maximum Revolving Commitment Amount.

         (r) Section 2.1C of the Loan Agreement is deleted in its entirety and replaced with the following:

                  Mandatory Prepayments. If the principal outstanding under the Revolving Loan ever exceeds the lesser of (i) the Maximum Revolving Commitment Amount or (ii) the Borrowing Base, then the Borrower shall make an immediate payment of principal under the Revolving Loan in an amount sufficient that the principal outstanding under the Revolving Loan does not exceed the lesser of (i) the Maximum Revolving Commitment Amount or (ii) the Borrowing Base. The Borrower shall make additional mandatory prepayments of principal under the Revolving Loan in amounts equal to the proceeds of any sales of the Borrower's assets outside the ordinary course of business.


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

         (s) Subsection 2.1 E of the Loan Agreement (dealing with the letter of credit sub facility) is deleted in its entirety.

         (t) Subsection 2.1 G of the Loan Agreement is deleted in its entirety and replaced with the following:

         Revolving Loan Fees. The Borrower promises to pay to the Lender the Lender's out-of-pocket fee for each field audit of the accounts receivable performed by the Lender or its agents, for up to one {I) field audit per year. The Lender agrees to provide to the Borrower an estimate of the fee for each field audit before the field audit is commenced. The Lender shall have the right to perform additional field audits at any time, in its sole discretion. Each additional field audit will be at the Lender's own expense if no Event of Default has occurred and remains uncured at the time of the additional field audit, but shall be at the Borrower's expense if an Event of Default has occurred and remains uncured at the time of the additional field audit. These fees are in addition to interest and other charges payable under the Revolving Note.

         (u) The last sentence of Section 4.3 of the Loan Agreement is deleted in its entirety and replaced with the following:

         The Borrower grants to the Lender the right, at the Lender's option, to file any or all such financing statements, continuation statements, amendment statements and other documents pursuant to the Uniform Commercial Code and otherwise, without the Borrower's signature, and irrevocably appoints the Lender as the Borrower's attorney-in-fact to execute any such statements and documents in the Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and to continue the security interests granted under this Agreement.

         (v) The first two sentences in Section 4.7 of the Loan Agreement are deleted in their entirety and replaced with the following:

If the Borrower enters into any Government Contracts after the Closing Date, the Borrower shall (i) notify the Lender in writing of such contract and provide the Lender with a copy of such contract, immediately upon execution thereof, (ii) execute an Assignment for each such contract within five (5) days after a request therefore from the Lender and (iii) obtain the written acknowledgement of the contracting officer (and any other necessary party) to each such Assignment within four (4) weeks after the execution thereof. Notwithstanding the foregoing, the Lender agrees that the Borrower shall only be required to assign to the Lender any Government Contracts which (i) are with the government of the United States or the departments or agencies of the United States and
(ii) cannot be fully performed within six (6) months of the date of execution of such Government Contract.

         (w) The financial reporting requirements set forth in Section 6.11 as originally set forth in the Loan Agreement (exclusive of any modifications pursuant to the Modification Agreement) shall be the operative and governing provision with respect to the Borrower's obligation to deliver to the Lender financial and other statements. In particular, the Borrower shall provide to the Lender Borrowing Base Certificates once every month, not later than fifteen (15) days after the end of each month, and the Borrower shall deliver to the Lender an accounts receivable aging report and an accounts payable report once every month, no later than fifteen (15) days after the end of each month.

         (x) Section 6.14 of the Loan Agreement is deleted in its entirety and replaced with the following:

         Financial Covenants maintain:

         (a) Current Ratio. from and after April, 2003, a Current Ratio (i.e., Current Assets over Total Liabilities) of 1.15.

         (b) EBIT/Interest. from and after April 1, 2003, a ratio of EBIT /interest expense of not less than 1.50.

         (c) Total Liabilities to Tangible Net Worth. from and after April I, 2003, a ratio of Total Liabilities to Tangible Net Worth of not more than 2.5 to 1.0.

         All financial covenants shall be measured quarterly. If the Borrower comprises a parent corporation and its subsidiaries, the covenants herein relating to the financial condition of the Borrower refer to the financial condition of the parent corporation and those subsidiaries stated on a consolidated basis. Unless otherwise defined, all accounting terms shall have the definitions given them in accordance with generally accepted accounting principles.

         (y) A new Section 6.21 is added to the Loan Agreement as follows:

         6.21 Depository Accounts. Each Borrower shall maintain its primary depository accounts with the Lender.

         (z) A new Section 7.14 is added to the Loan Agreement as follows:


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         7.14 Payments to Deutsche Financial Services Capita1 Expenditure. Make
capital expenditures in excess of One Million Dollars ($1,000,000) in the aggregate on an annualized basis as long as the Revolving Loan is outstanding.

         (aa) Subsection E of Section 9.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

         a. If a monetary default which remains uncured after the expiration of any applicable cure period occurs under any indebtedness or other obligation of the Borrower in excess of $100,000 in the aggregate to any third party unless such default constitutes a bona fide dispute which the Borrower is contesting in good faith.


         (bb) A new Subsection P is added to Section 9.1 of the Loan Agreement as follows:

                  P. If an Event of Default occurs under any note or other document executed or delivered in connection with any other indebtedness of any Borrower to the Lender, whether now existing or hereafter incurred.

         (cc) The notice section in Section 10.3 of the Loan Agreement, with respect to the Borrower, the Borrower's counsel, the Lender and the Lender's counsel, is changed to read as follows:


If to Borrower:   Steel Cloud, Inc.
                  1306 Squire Court
                  Sterling, Virginia 20166
                  Attn: Kevin Murphy, Chief Financial Officer

With a copy to:   Edward Tolchin, Esquire
                  Fettman, Tolchin and Majors
                  10509 Judicial Drive, Suite 300
                  Fairfax, VA 22030-7501

If to Lender:     Wachovia Bank, National Association
                  1970 Chain Bridge Road
                  McLean, Virginia 22102
                  Attn:  Melissa K. Powell
                         Vice President

With a copy to:   David S. Musgrave, Esquire
                  Ober, Kaler, Grimes & Shriver
                  120 E. Baltimore Street
                  Baltimore, Maryland 21202


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

         (dd) Section 10.17 of the Loan Agreement is deleted in its entirety and replaced with the following:

         Consent of Assignment of Revolving Loan and Disclosure of Documents. Each Borrower consents to the sale and assignment by the Lender of any or all of its interest in the Revolving Loan at any time in the Lender's sole and absolute discretion. Within fifteen (15) days after any such sale or assignment, the Lender shall provide the Borrower with notice of the name of the individual or entity purchasing the Revolving Loan. In conjunction with such assignment, each Borrower consents to the disclosure of any and all books, records, files, loan agreements, notes, deeds of trust, guaranties, financing statements, assignments of leases, statements, ledger cards, signature cards, corporate and/or partnership documents, financial statements, leases, appraisals, environmental audits, hazard and liability insurance policies, title insurance policies, loan payment histories, income tax returns, credit analyses, notes, correspondence, internal memoranda, checks, deposit account records and other documents which are in the Lender's possession or control or to which the Lender is entitled under the terms of this Agreement, any documents executed in connection with this Agreement or the Loan Documents relating to the Revolving Loan to prospective assignees in connection with any sale or contemplated sale of the Revolving Loan or any participation interest therein.

         (ee) Section 10.19 of the Loan Agreement is deleted in its entirety.

         (ff) All references in the Loan Agreement to "Dunn Computer Corporation, a Virginia corporation," shall be changed to "SteelCloud, Inc., a Virginia corporation."

         (gg) Except as specifically modified by this Agreement, the Loan Agreement remains unmodified and in full force and effect. Each Borrower ratifies and confirms all of its respective obligations, liabilities, and indebtedness under the Loan Agreement, as amended pursuant to this Agreement. Nothing contained in this Agreement shall be construed to extinguish, release, discharge, effect a notation of, or otherwise impair any of the respective obligations, indebtedness, and liabilities of the Borrower under the Loan Agreement, or any of the liens and security interests created thereby.

         3. Reaffirmation of Representations and Warranties. As an inducement to the Lender to enter into this Agreement, each Borrower jointly and severally represents and warrants to the Lender that all of the representations and warranties set forth in the Loan Agreement are true and correct on the date hereof as if made on the date hereof.

         4. Additional Representations and Warranties. Each Borrower jointly and severally represents and warrants to the Lender that:


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         (a) Each Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation.

         (b) The execution and delivery by the Borrower of this Agreement, and the performance by the Borrower of its obligations hereunder, have been duly authorized and approved by all necessary corporate action by the Borrower and its directors, officers, and stockholders.

         (c) The execution and delivery by each Borrower of this Agreement, and the performance by each Borrower of its respective obligations hereunder, do not and will not (a) conflict with, (b) result in any violation of or default (with or without notice or lapse of time or both) under, (c) give rise to a right termination, cancellation, or acceleration under, (d) result in the creation or imposition of any lien, security interest, or other encumbrance, under, or (e) result in the loss of a material benefit under or with respect to (i) any provision of its organizational documents (if applicable), (ii) any provision of applicable law, (iii) any order of any court or other agency of government, or
(iv) any provision of any indenture, agreement or other instrument to which the Borrower is a party or by which any of its properties or assets is bound.

         (d) This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

         (e) No Borrower is required to give any notice to, make any filing with, or obtain any authorization, consent, permit, certificate, or approval of any government, governmental agency, or third party in order to consummate the transactions contemplated by this Agreement.

         (f) There is no (a) action, suit, claim, proceeding or investigation pending or threatened against or affecting any Borrower, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to any Borrower pending under collective bargaining agreements or otherwise, or (c) governmental inquiry pending or threatened against or affecting any Borrower.

         (g) Except as disclosed on Exhibit No.1 attached hereto, no Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement to which the Borrower is a party or by which the Borrower is bound.

         (h) Except as disclosed on Exhibit No.1 attached hereto, no event or condition currently exists which constitutes (or, with the giving of notice, the passage of time, or both, would constitute) a default under the Loan Agreement.

         5. Conditions Precedent. This Agreement shall become effective only upon the satisfaction of each of the following conditions:

         (a) each of the representations and warranties set forth in Section 3 and Section 4 hereof shall be true and correct on the date hereof;


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         (b) this Agreement shall have been executed by each of the parties hereto and delivered to the Lender;

         (c) the Borrower shall have executed and delivered to the Lender an Amended and Restated Revolving Note substantially in the in the form attached as Exhibit No.2;

         (d) the Borrower shall have permitted the Lender to start a field audit of the accounts receivable by no later than April 20, 2003;

         (e) all filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect or continue to perfect the Lender's liens and security interests under the Loan Agreement, as amended pursuant to this Agreement, shall have been filed and confirmation thereof received;

         (f) the Borrower shall have paid to the Lender a Five Thousand Dollar ($5,000) extension fee;

         (g) the Lender shall have received, with respect to the Borrower, a certificate of good standing, dated as of a recent date, issued by the state of incorporation of the respective Borrower;

         (h) the Borrower shall have delivered to the Lender such other documents, agreements, instruments, certificates, opinions and assurances as Lender may reasonably require;

         (i) Section 8 below; and the Borrower shall have paid the costs, expenses, and fees described in

         (j) all actions taken in connection with the execution of this Agreement and all documents and papers relating thereto shall be satisfactory to the Lender and its counsel.

         6.       Further Assurances.

                  (a) The Borrower will promptly execute and deliver to the Lender such further documents, agreements, instruments, certificates, and assurances and take such further action as the Lender from time to time may reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Lender under the Loan Agreement, as amended pursuant to this Agreement.

                  (b) Without limiting the generality of Section 6(a) above, the Borrower shall, upon request of the Lender, furnish to the Lender such further information, execute and deliver to Lender such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and do such other acts and things, as the Lender may at any time reasonably request relating to the perfection or protection of the liens and security interests contemplated by the Loan Agreement, as amended pursuant to this Agreement. Without limiting the generality of the foregoing, the Borrower shall cooperate and do all acts deemed reasonably necessary or advisable by the Lender to continue the Lender's perfected first-priority security interest in the collateral granted pursuant to the Loan Agreement, as amended pursuant to this Agreement, and the Borrower will use their best efforts to obtain and furnish to the Lender any subordinations, releases, landlord, lesser, or mortgage waivers, and similar documents as may be from time to time requested by, and which are in form and substance reasonably satisfactory to, the Lender. The Borrower hereby authorizes the Lender to file such UCC financing statements as may be required to perfect the Lender's security interest in the Collateral (as that term is defined in the Loan Agreement, as amended pursuant to this Agreement).


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

         7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         8. Expenses. The Borrower shall pay upon demand all costs, expenses, and fees (including, without limitation, attorneys' fees) incurred by the Lender in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

         9. Binding Effect: Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         10. Severability. If any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent such provision (or part thereof) is invalid, illegal, or unenforceable.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, without giving effect to its conflicts of laws provisions.

         12. Survival. The representations, warranties, and covenants contained in this Agreement shall survive the execution and delivery hereof.

         13. Entire Agreement: Amendment: Waiver. This Agreement contains the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior discussions, understandings, and agreements (whether oral or written) between them with respect thereto. No amendment to, or modification or waiver of, any of the terms of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such amendment, modification or waiver is sought.


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

         14. Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO EACH OTHER THAT THESE WAIVERS ARE MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF THEIR CHOICE. EACH OF THE PARTIES HERETO AGREES THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION WITHOUT A JURY.


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



         15. Release.

                  (a) Each Borrower, for itself and its directors, officers, employees, agents, predecessors, successors and assigns, releases and forever waives and relinquishes all claims, demands, obligations, liabilities and causes of action of whatsoever kind or nature, whether known or unknown, which it has, may have or might have or assert now or in the future as a result of events occurring before or contemporaneously with the execution of this Agreement against the Lender (which term for the purpose of this paragraph shall mean Wachovia Bank, National Association, First Union National Bank and First Union Commercial Corporation) and/or any affiliates or entities related to such entity, and any of the directors, officers, employees, agents, successors and assigns, as the case may be, of all such entities, in connection with, directly or indirectly, this Agreement, the Loan Documents, any document executed in connection with this Agreement or any transactions contemplated hereby or thereby, any prior loan made or extended to the Borrower by the Lender or otherwise to any relationship between. any Borrower and the Lender.

                  (b) Notwithstanding the foregoing, the Borrower does not release the Lender from any claims, if any, the Borrower may have against the Lender in connection with the handling of check numbers 009786, 009787 and 009788 made by the Borrower to various payees in the aggregate amount of approximately Fifty-Eight Thousand Dollars ($58,000), provided that the Borrower shall not have the right to claim any consequential or incidental damages.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.


         WITNESS                            STEELCLOUD, INC.,
                                            a Virginia corporation


         \s\ Kevin Murphy                   By:  \s\ Edward M. Spear
         ----------------                        -------------------
                                                     Edward M. Spear
                                                     President


                                            DUNN COMPUTER CORPORATION, a
                                            Delaware corporation

         \s\ Kevin Murphy                   By:  \s\ Edward M. Spear
         ----------------                        -------------------
                                                     Edward M. Spear
                                                     President

                                     INTERNATIONAL DATA PRODUCTS, CORP.

         \s\ Kevin Murphy            By: \s\ Edward M. Spear
         ----------------                -------------------
                                             Edward M. Spear
                                             President


                                     STMS, INC.

         \s\ Kevin Murphy            By: \s\ Edward M. Spear
         ----------------                -------------------
                                             Edward M. Spear
                                             President


                                     PUERTORICO INDUSTRIAL
                                     MANUFACTURING OPERATIONS
                                     ACQUISITION, CORP.

         \s\ Kevin Murphy            By: \s\ Edward M. Spear
         ----------------                -------------------
                                             Edward M. Spear
                                             President


                                     DUNN COMPUTER
                                     OPERATING COMPANY


         \s\ Kevin Murphy            By: \s\Edward M. Spear
         ----------------                -------------------
                                            Edward M. Spear
                                            President

                                    WACHOVIA BANK, NATIONAL
                                    ASSOCIATION FORMERLY KNOWN AS
                                    FIRST UNION NATIONAL BANK

\s\ Kevin Murphy                    By: \s\ Melissa K. Powell
----------------                        ---------------------
                                        Melissa K. Powell, Vice President

EXHIBIT NO. 1

                                  (Disclosures)
                                  EXHIBIT NO. 2
                      (Amended and Restated Revolving Note)

AMENDED AND RESTATED REVOLVING NOTE


$3,500,000.00                                 McLean, Virginia
                                              March 31, 2003


         FOR VALUE RECEIVED, SteelCloud, Inc. (a Virginia corporation), Dunn Computer Corporation (a Delaware corporation), International Data Products, Corp., STMS, Inc., Puerto Rico Industrial Manufacturing Operations Acquisition, Corp., and Dunn Computer Operating Company (collectively, the "Borrower"), having an address at c/o Dunn Computer Corporation, 1306 Squire Court, Sterling, Virginia 20166, promise to pay to the order of Wachovia Bank, National Association, formerly known as First Union National Bank, holder of this note pursuant to assignment from First Union Commercial Corporation, a North Carolina corporation (the "Lender"), the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00), or so much thereof as has been or may be advanced or readvanced to or for the account of the Borrower pursuant to the terms and conditions of the Loan Agreement (as hereinafter defined), together with interest thereon at the rate or rates hereinafter provided, in accordance with the following terms:

         1. Interest. Commencing as of the date hereof and continuing until repayment in full of all sums due under this Note, the unpaid principal outstanding from time to time under the Note shall bear interest at a fluctuating rate which is the lower of (a) the Lender's Prime Rate (as hereinafter defined) per annum or (b) the LIB OR Market Index Rate (as hereinafter defined) plus two and one-half percent (2 1/2%) per annum, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate. Interest shall be calculated daily on the basis of the actual number of days elapsed over a 360 day year.

                  "Prime Rate" means the rate of interest announced by the Lender from time to time as its prime rate. The Borrower acknowledges that the Lender's Prime Rate is not represented to be the lowest rate of interest offered by the Lender. The rate of interest shall change automatically and immediately as of the date of any change in the Prime Rate, without notice to the Borrower or any endorser, surety or guarantor.

                  "LIBOR Market Index Rate" means, for any day, the rate for 1-month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by the Lender from another recognized source or interbank quotation).

         2. Payments, Fee and Maturity. The principal amount outstanding, together with interest thereon at the rate or rates provided above, shall be payable as follows:

                  (a) The Borrower shall pay to the Lender interest on the last day of each month in arrears for such month.

                  (b) In addition to interest, the Borrower shall pay to the Lender a monthly fee of One Thousand Dollars ($1,000.00) on the last day of each month in arrears for such month.

         (c) Unless sooner paid, the principal amount outstanding, together with all interest accrued and unpaid thereon, and all other amounts owing under this Note shall be due and payable in full on March 31, 2004 (the "Maturity Date"). If the Loan Agreement provides for the Borrower to make additional payments on account of this Note from time to time, Borrower promises to make those payments at the time and in the manner specified in the Loan Agreement.

This Note evidences Borrower's promise to repay advances and readvances under the Loan Agreement. This Note will continue in full force and effect and will evidence Borrower's obligation to repay such advances and such readvances notwithstanding that the principal amount outstanding under the Loan Agreement and evidenced by this Note may be reduced to zero from time to time.

         3. Default Interest. Upon the occurrence of an Event of Default (as hereinafter defined), the principal amount outstanding shall bear interest thereafter, until the Event of Default is cured, at a rate equal to the then applicable interest rate plus two percent (2.0%) per annum.

         4. Late Charges. If the Borrower fails to make any payment under the terms of this Note within ten (10) days after the date such payment is due, the Borrower shall pay to the Lender on demand a late charge equal to five percent (5%) of such payment; provided, that a late charge of only one percent (1%) shall apply to a failure to pay the unpaid principal balance within ten (10) days after the Maturity Date or within ten (10) days after any earlier date on which the entire unpaid principal balance becomes due because of acceleration.

         5. Automatic Debit of Checking Account for Interest and Fees. The Borrower authorizes the Lender to debit on the last day of each month account number xxxxxxx and/or any successor account with the Lender (routing number 051400549) (the "Account") for all interest and fees then due under this Note or the other Loan Documents. The Borrower represents and warrants to the Lender that the Borrower is the sole owner of the Account and preauthorizes these periodic debits.

         6. Application and Place of Payments. All payments made on account of this Note shall be applied first to the payment of late charges and expenses of collection, as hereunder provided, then to accrued and unpaid interest then due hereunder, next to the unpaid principal sum and the remainder, if any, shall be applied to any other amounts which may remain owing hereunder. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its office at 1970 Chain Bridge Road, McLean, VA 22102, or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrower.

         7. Loan Agreement. This Note is the "Revolving Note" described in a Revolving Line of Credit Loan Agreement and Security Agreement dated May 27, 1999, as subsequently amended, by and between the Borrower and the Lender (the "Loan Agreement"). The indebtedness evidenced by this Note is included within the meaning of the term "Debt" as defined in the Loan Agreement. The term "Loan Documents" as used in this Note shall have the meaning ascribed to that term in the Loan Agreement. Capitalized terms used in this Note but not defined herein have the meanings ascribed to them in the Loan Agreement.

         8. Security. This note is secured by the Collateral described in the Loan Agreement.

         9. Events of Default The occurrence of anyone or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under this Note:

                  (a) The failure of the Borrower to pay to the Lender when due any amount payable by the Borrower to the Lender under the terms of this Note; or

                  (b) The occurrence of an Event of Default under the Loan Agreement.

         10. Remedies. Upon the occurrence of an Event of Default, at the option of the Lender, all principal, accrued interest and other sums payable by the Borrower to the Lender under the terms of this Note shall become immediately due and payable, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. The Borrower and all endorsers hereby jointly and severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower or any endorsers.

         11. Expenses. The Borrower promises to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation, all reasonable attorneys' fees and reasonable expenses, all court costs and all arbitration fees and costs.

         12. Notices. Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

         13. Miscellaneous. Each right, power, and remedy of the Lender as provided for in this Note or any of the other Loan Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Loan Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of anyone or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

         14. Partial Invalidity. If any term or provision of this Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Note and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and be enforceable to the fullest extent permitted by law.

         15. Cautions. The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

         16. Governing Law. The provisions of this Note shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia (excluding Virginia's choice of law rules).

         17. Consent to Jurisdiction. Provisions of the Loan Agreement concerning the Borrower's consent to the jurisdiction of state and federal courts sitting in the Commonwealth of Virginia are incorporated into this Note by reference and shall have the same force and effect as if fully set forth in this Note.

         18. Waiver of Trial by Jury. Provisions of the Loan Agreement concerning the Borrower's and Lender's mutual waiver of trial by jury in disputes between the Borrower and the Lender are incorporated into this Note by reference and shall have the same force and effect as if fully set forth in this Note..

         19. Joint and Several Liability: Notices to Borrower. The liability under this Note of the persons comprised by the term Borrower shall be joint and several. References in this Note to the Borrower shall refer to each such person or to all of them as the context may require. Any notice that the Lender provides to Dunn Computer Corporation in accordance with the Loan Agreement shall be deemed to have been given to all of the persons comprised by the term Borrower.

         IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed under seal by duly authorized officer or officers as of the date first written above.

WITNESS                          STEELCLOUD, INC., a Virginia corporation


\s\Kevin Murphy                  By: \s\Edward M. Spear
---------------                       -----------------
                                        Edward M. Spear
                                        President

                                 DUNN COMPUTER CORPORATION, Delaware corporation


\s\Kevin Murphy                  By: \s\ Edward M. Spear
---------------                       -----------------
                                         Edward M. Spear
                                         President


                                 INTERNATIONAL DATA PRODUCTS, CORP.


\s\Kevin Murphy                  By:  \s\ Edward M. Spear
---------------                       -------------------
                                          Edward M. Spear
                                          President

                                 STMS, INC.

\s\Kevin Murphy                  By:  \s\ Edward M. Spear
---------------                       -------------------
                                          Edward M. Spear
                                          President


                                 PUERTO RICO INDUSTRIAL
                                 MANUFACTURING OPERATIONS
                                 ACQUISITION, CORP.

\s\Kevin Murphy                  By:  \s\ Edward M. Spear
---------------                       -------------------
                                          Edward M. Spear
                                          President

                                 DUNN COMPUTER OPERATING COMPANY

\s\Kevin Murphy                  By:  \s\ Edward M. Spear
---------------                       -------------------
                                          Edward M. Spear
                                          President